Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333- 239008) and Form S-8 (No.333-259595) of Sound Group Inc. of our report dated April 29, 2024 relating to the consolidated financial statements, which appears in this Form 20-F.

Singapore

April 29, 2025

/s/ Enrome LLP

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
	GB Building, Singapore 069542	www.enrome-group.com